UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2022

HPS CORPORATE LENDING FUND
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01431	87-6391045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 33rd Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-287-4900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 19, 2022, HLEND Holdings B, L.P. (“HLEND Holdings”), a wholly-owned subsidiary of HPS Corporate Lending Fund (the “Fund”), as borrower, HLEND Holdings B GP, LLC, a wholly-owned subsidiary of the Fund, as borrower general partner, and the Fund, as servicer, entered into a senior secured revolving credit facility (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “Agreement”), with Bank of America, N.A., as administrative agent, U.S. Bank Trust Company, National Association, as collateral administrator, and U.S. Bank National Association, as collateral custodian.  The Agreement is effective as of July 19, 2022.

Loans under the Revolving Credit Facility bear interest at a per annum rate equal to an applicable benchmark (SOFR, SONIA, EURIBOR, CDOR, BBSY, STIBOR, CIBOR, NIBOR or BKBM) plus an applicable margin of 1.75% for Broadly Syndicated Loan (“BSL”) assets and 2.30% for non-BSL assets, subject to a blended floor of 2.15%, plus a credit spread adjustment based on currency ranging from 0.00% to 0.15%.

The initial maximum principal amount under the Agreement is $500 million, subject to availability under the borrowing base.  Proceeds from borrowings under the Revolving Credit Facility may be used to fund portfolio investments by HLEND Holdings, to make advances under revolving loans or delayed draw term loans where HLEND Holdings is a lender (or fund an account to establish reserves for such amounts), to pay certain fees and expenses and to make distributions to the Fund, subject to certain conditions.  All amounts outstanding under the Revolving Credit Facility must be repaid by the date that is five years after the effective date of the Agreement.

The Agreement includes customary affirmative and negative covenants and certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.

The description above is only a summary of the material provisions of the Agreement and is qualified in its entirety by reference to a copy of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of Direct Financial Obligation

The information included under Item 1.01 above regarding the Revolving Credit Facility and the Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*
Credit Agreement, dated as of July 19, 2022, by and among HLEND Holdings B, L.P., as borrower, HLEND Holdings B GP, LLC, as borrower general partner, HPS Corporate Lending Fund, as servicer, Bank of America, N.A., as administrative agent, U.S. Bank Trust Company, National Association, as collateral administrator, and U.S. Bank National Association, as collateral custodian

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HPS Corporate Lending Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: July 22, 2022	By:	/s/ Robert Busch
Name: Robert Busch
Title: Chief Financial Officer